Exhibit 23 (a)





                          CONSENT OF INDEPENDENT ACCOUNTANTS

          We consent to the incorporation by reference in the registration statement of The West Company, Incorporated on this Form S-8 of our report dated February 18, 1998, on our audits of the consolidated financial statements of The West Company, Incorporated and Subsidiaries as of December 31, 1997 and 1996 and for each of the three fiscal years in the period ended December 31, 1997, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.



          Coopers & Lybrand L.L.P.
          Philadelphia, PA
          May 27, 1998